Filed pursuant to Rule 424(b)(2)
Registration No. 333-209678

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Max Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
1.850% Notes due 2022	$500,000,000	99.739%	$498,695,000	$50,218.59
Total	$500,000,000	99.739%	$498,695,000	$50,218.59

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT

(To Prospectus Dated February 24, 2016)

$500,000,000 1.850% Notes due 2022

Texas Instruments Incorporated is offering $500,000,000 aggregate principal amount of its 1.850% Notes due 2022 (the “Notes”), which will bear interest at the rate per year, as set forth above. Interest on the Notes will be payable semi-annually in arrears on May 15 and November 15 of each year, beginning November 15, 2016.

The Notes will mature on May 15, 2022.

We may redeem some or all of the Notes at any time, each at the redemption price indicated under the caption “Description of the Notes—Optional Redemption.”

The Notes will be our unsecured senior obligations and will rank equally with all of our other existing and future unsecured and unsubordinated indebtedness from time to time outstanding.

Investing in the Notes involves risks. See “Risk Factors” beginning on page S-8.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total
Public offering price	99.739%	$498,695,000
Underwriting discount	0.375%	$1,875,000
Proceeds to us (before expenses)	99.364%	$496,820,000

Interest on the Notes will accrue from May 6, 2016 to the date of delivery.

The underwriters expect to deliver the Notes to purchasers on or about May 6, 2016, only in book-entry form through the facilities of The Depository Trust Company.

Joint Book-Running Managers

Barclays	BofA Merrill Lynch	Mizuho Securities

Citigroup	J.P. Morgan	Morgan Stanley	MUFG

Co-Managers

The Williams Capital Group, L.P.
US Bancorp
BNP PARIBAS
HSBC

April 29, 2016

We are responsible for the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus and any free-writing prospectus we prepare or authorize. We have not, and the underwriters have not, authorized anyone to provide you with different information, and we take no responsibility for any other information others may give you. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference into this prospectus supplement or the accompanying prospectus is accurate as of any date other than its date.

S-i

NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and documents that are incorporated by reference into this prospectus supplement include forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as we or our management “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Similarly, statements herein that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements.

We urge you to carefully consider the following important factors that could cause actual results to differ materially from the expectations of our company or our management:

•	Market demand for semiconductors, particularly in our end markets;

•	Our ability to compete in products and prices in an intensely competitive industry;

•	Losses or curtailments of purchases from key customers and the timing and amount of distributor and other customer inventory adjustments;

•	Customer demand that differs from forecasts and the financial impact of inadequate or excess company inventory that results from demand that differs from projections;

•

Our ability to maintain or improve profit margins, including our ability to utilize our manufacturing facilities at sufficient levels to cover our fixed operating costs, in an intensely competitive and cyclical industry;

•	Our ability to develop, manufacture and market innovative products in a rapidly changing technological environment;

•

Economic, social and political conditions in the countries in which we, our customers or our suppliers operate, including security risks, health conditions, possible disruptions in transportation, communications and information technology networks and fluctuations in foreign currency exchange rates;

•	Natural events such as severe weather, geological events or health epidemics in the locations in which we, our customers or our suppliers operate;

•	Breaches of our information technology systems or those of our customers or suppliers;

•	Availability and cost of raw materials, utilities, manufacturing equipment, third-party manufacturing services and manufacturing technology;

•	Timely implementation of new manufacturing technologies and installation of manufacturing equipment, and the ability to obtain needed third-party foundry and assembly/test subcontract services;

•

Our ability to maintain and enforce a strong intellectual property portfolio and obtain needed licenses from third parties, expiration of license agreements between us and our patent licensees, and market conditions reducing royalty payments to us;

•

Compliance with or changes in the complex laws, rules and regulations to which we are or may become subject, or actions of enforcement authorities, that restrict our ability to manufacture our products or operate our business, or subject us to fines, penalties, or other legal liability;

•

Product liability or warranty claims, claims based on epidemic or delivery failure, or other claims relating to our products, manufacturing, services, design or communications, or recalls by our customers for a product containing one of our parts;

S-ii

•

Changes in the tax rate applicable to us as the result of changes in tax law, the jurisdictions in which profits are determined to be earned and taxed, adverse resolution of tax audits and the ability to realize deferred tax assets;

•	Financial difficulties of our distributors or their promotion of competing product lines to our detriment;

•	A loss suffered by one of our customers or distributors with respect to our consigned inventory;

•

Instability in the global credit and financial markets that affects our ability to fund our daily operations, invest in our business, make strategic acquisitions or make principal and interest payments on our debt;

•	Increases in health care and pension benefit costs;

•	Our ability to recruit and retain skilled personnel;

•

Our ability to successfully integrate and realize opportunities for growth from acquisitions, and our ability to realize our expectations regarding the amount and timing of restructuring charges and associated cost savings; and

•	Impairments of our non-financial assets.

For a more detailed discussion of these factors, see our periodic filings with the Securities and Exchange Commission (the “SEC”). The forward-looking statements contained in this prospectus supplement are made as of the date hereof, and we undertake no obligation to update the forward-looking statements to reflect subsequent events or circumstances.

S-iii

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first is this prospectus supplement, which describes the specific terms of this offering. This prospectus supplement also incorporates by reference the information described under “Where You Can Find More Information.” The second part is the accompanying prospectus dated February 24, 2016. The accompanying prospectus contains a description of our debt securities and gives more general information, some of which may not apply to this offering.

If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

Unless we have indicated otherwise, references in this prospectus supplement to “TI,” “we,” “us” and “our” or similar terms are to Texas Instruments Incorporated and its consolidated subsidiaries; references in this prospectus supplement to “Texas Instruments Incorporated” excludes its consolidated subsidiaries.

S-iv

SUMMARY

The following summary highlights information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. It may not contain all of the information that you should consider before investing in the Notes. You should carefully read this entire prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference herein that are described under “Where You Can Find More Information.”

Texas Instruments Incorporated

We design and make semiconductors that we sell to electronics designers and manufacturers all over the world. We began operations in 1930. We are incorporated in Delaware, headquartered in Dallas, Texas, and have design, manufacturing or sales operations in more than 30 countries.

Recent Developments

On April 27, 2016, we announced our results of operations as of and for the three months ended March 31, 2016. A summary of these results is as follows:

Summary of 1Q16 Results

(Millions of dollars, except per-share amounts)	1Q16	1Q15	Change
Revenue	$3,008	$3,150	-5%
Operating profit	$968	$958	1%
Net income	$668	$656	2%
Earnings per common share	$.65	$.61	7%
Cash flows from operating activities	$547	$609	-10%

1Q16 Additional Financial Information

•	Our Analog and Embedded Processing segments contributed 87 percent of revenue in the first quarter.

•	Cash and short-term investments were $2.8 billion at the end of the quarter, 80 percent of which was owned by our U.S. entities.

•

Free cash flow in the first quarter was $423 million. For the trailing twelve months, free cash flow was $3.7 billion, or 28 percent of revenue, as compared with $3.6 billion, or 27 percent of revenue, in the year-ago trailing twelve-month period.

•	We returned $1.0 billion in the first quarter to shareholders through stock repurchases and dividends. For the trailing twelve months, the return to shareholders totaled $4.2 billion.

Free cash flow is Cash flows from operating activities minus Capital expenditures. Free cash flow and the ratios based on it are non-GAAP financial measures. For a reconciliation of these measures to the most directly comparable measures under generally accepted accounting principles in the United States (“GAAP”), see “Non-GAAP Financial Information” below.

1Q16 Segment Results

(Millions of dollars)	1Q16	1Q15	Change
Analog:
Revenue	$1,879	$2,035	-8%
Operating profit	$679	$721	-6%
Embedded Processing:
Revenue	$729	$672	8%
Operating profit	$182	$123	48%
Other:
Revenue	$400	$443	-10%
Operating profit	$107	$114	-6%

Our principal executive offices are located at 12500 TI Boulevard, Dallas, Texas 75243, and our telephone number is (214) 479-3773. We maintain a website at www.ti.com where general information about us is available. We are not incorporating the contents of the website into this prospectus supplement or the accompanying prospectus.

For a description of our business, financial condition, results of operations and other important information regarding us, see our filings with the SEC incorporated by reference into this prospectus supplement. For instructions on how to find copies of these and our other filings incorporated by reference into this prospectus supplement, see “Where You Can Find More Information.”

The Offering

The summary below describes the principal terms of the Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the Notes” section of this prospectus supplement and the “Description of Debt Securities” section of the accompanying prospectus contain a more detailed description of the terms and conditions of the Notes.

Issuer	Texas Instruments Incorporated.

Securities Offered	$500,000,000 aggregate principal amount of 1.850% Notes due 2022.

Maturity Date	May 15, 2022.

Original Issue Date	May 6, 2016.

Interest Rate	Fixed rate of 1.850%.

Interest Payment Dates	Each May 15 and November 15 beginning on November 15, 2016, and on the maturity date.

Ranking	The Notes will be the senior unsecured obligations of Texas Instruments Incorporated and will rank equally with all of its existing and future senior indebtedness from time to time outstanding. All existing and future liabilities of subsidiaries of Texas Instruments Incorporated will be effectively senior to the Notes.

As of December 31, 2015, Texas Instruments Incorporated had approximately $4.1 billion of outstanding indebtedness. As of December 31, 2015, we had approximately $6.3 billion of total liabilities on a consolidated basis. Of this amount, subsidiaries of Texas Instruments Incorporated had approximately $1.0 billion of liabilities (including trade payables and excluding intercompany debt) to which the Notes will be effectively subordinated.

Form and Denomination	The Notes will be issued in the form of one or more fully registered global securities, without coupons, in denominations of $2,000 in principal amount and integral multiples of $1,000 in excess thereof. These global notes will be deposited with the trustee as custodian for, and registered in the name of, a nominee of The Depository Trust Company, or DTC. Except in the limited circumstances described under “Description of the Notes—Book-Entry; Delivery and Form; Global Note,” Notes in certificated form will not be issued or exchanged for interests in global securities.

Governing Law	The internal laws of the State of New York.

Use of Proceeds	We expect to use the net proceeds of this offering for repayment of a portion of the notes due May 16, 2016, bearing interest at a fixed rate of 2.375%. See “Use of Proceeds.” In connection with the issuance of the Notes, we may enter into interest rate swap agreements with financial institutions, which may include one or more of the underwriters or their affiliates.

Further Issuances	Texas Instruments Incorporated may create and issue further notes ranking equally and ratably with the Notes offered by this prospectus supplement in all respects, so that such further notes will be consolidated and form a single series with the Notes offered by this prospectus supplement.

Sinking Fund	None.

Optional Redemption	Texas Instruments Incorporated may redeem some or all of the Notes at any time at the redemption price indicated under the heading “Description of the Notes—Optional Redemption.”

Trading	The Notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the Notes on any securities exchange. The underwriters have advised us that they intend to make a market in the Notes, but they are not obligated to do so and may discontinue market-making at any time without notice. See “Underwriting” in this prospectus supplement for more information about possible market-making by the underwriters.

Trustee	U.S. Bank National Association.

Risk Factors	You should carefully consider all of the information in this prospectus supplement and the accompanying prospectus and the documents incorporated herein by reference. In particular, you should evaluate the information set forth under “Notice Regarding Forward-Looking Statements” and “Risk Factors” before deciding whether to invest in the Notes.

Summary Historical Financial Information

The following table sets forth our summary historical financial information. The summary historical financial information for the years ended December 31, 2015, 2014 and 2013 and as of December 31, 2015 and 2014 has been derived from our audited consolidated financial statements included or incorporated by reference into this prospectus supplement and the accompanying prospectus.

Various factors will have an effect on our financial condition and results of operations. You should read the summary historical financial information in conjunction with the information under “Risk Factors,” “Capitalization” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes, all included elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Year Ended December 31,
(Millions of dollars, except share and per-share amounts)	2015	2014	2013
Revenue	$13,000	$13,045	$12,205
Cost of revenue	5,440	5,618	5,841

Gross profit	7,560	7,427	6,364
Research and development	1,280	1,358	1,522
Selling, general and administrative	1,748	1,843	1,858
Acquisition charges	329	330	341
Restructuring charges/other	(71)	(51)	(189)

Operating profit	4,274	3,947	2,832
Other income (expense), net	32	21	17
Interest and debt expense	90	94	95

Income before income taxes	4,216	3,874	2,754
Provision for income taxes	1,230	1,053	592

Net income	$2,986	$2,821	$2,162

Earnings per common share:
Basic	$2.86	$2.61	$1.94

Diluted	$2.82	$2.57	$1.91

Average shares outstanding (millions):
Basic	1,030	1,065	1,098

Diluted	1,043	1,080	1,113

	December 31,
(Millions of dollars)	2015	2014
Assets
Cash, cash equivalents and short-term investments	$3,218	$3,541
Accounts receivable, net of allowances	$1,165	$1,246
Inventories	$1,691	$1,784
Total current assets	$7,074	$7,421
Property, plant and equipment, net	$2,596	$2,840
Goodwill, net	$4,362	$4,362
Acquisition-related intangibles, net	$1,583	$1,902
Total assets	$16,230	$17,372
Liabilities and stockholders’ equity
Total current liabilities	$2,555	$2,658
Long-term debt	$3,120	$3,630
Total liabilities	$6,284	$6,982
Total stockholders’ equity	$9,946	$10,390
Total liabilities and stockholders’ equity	$16,230	$17,372

Non-GAAP Financial Information

This prospectus supplement includes references to free cash flow and ratios based on that measure. These are financial measures that were not prepared in accordance with GAAP. Free cash flow was calculated by subtracting Capital expenditures from the most directly comparable GAAP measure, Cash flows from operating activities (also referred to as cash flow from operations).

We believe that free cash flow and the associated ratios provide insight into our liquidity, our cash-generating capability and the amount of cash potentially available to return to investors, as well as insight into our financial performance. These non-GAAP measures are supplemental to the comparable GAAP measures.

Reconciliation to the most directly comparable GAAP-based measures is provided in the table below.

	Three Months Ended March 31,	Twelve Months Ended March 31,
(Millions of dollars, except percentages)	2016	2016	2015	Change
Cash flows from operating activities (GAAP)	$547	$4,206	$4,039	4%
Capital expenditures	(124)	(552)	(431)

Free cash flow (non-GAAP)	$423	$3,654	$3,608	1%

Revenue		$12,858	$13,212

Cash flows from operating activities as a percent of revenue (GAAP)		33%	31%
Free cash flow as a percent of revenue (non-GAAP)		28%	27%

Ratio of Earnings to Fixed Charges

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated.

	Year Ended December 31,
	2015	2014	2013
Ratio of earnings to fixed charges	43.2×	37.2×	27.3×

Earnings consist of earnings from continuing operations, fixed charges, and other income or loss (including interest income, distributions from equity investments, and other miscellaneous non-operational items such as currency exchange gains or losses). Fixed charges consist of total interest on loans, interest attributable to rental and lease expense, and capitalized interest.

RISK FACTORS

In considering whether to purchase the Notes, you should carefully consider all the information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus. In addition, you should carefully consider the risk factors described below, which are not exhaustive.

Risks Related to Our Business

We hereby incorporate by reference risk factors in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2015.

Risks Related to the Offering

An active trading market for the Notes may not develop.

There is currently no public market for the Notes, and we do not currently plan to list the Notes on any national securities exchange. In addition, the liquidity of any trading market in the Notes, and the market price quoted for the Notes, may be adversely affected by changes in the overall market for these Notes, prevailing interest rates, ratings assigned to the Notes, time remaining to the maturity of the Notes, outstanding amount of the Notes, the market for similar securities, prospects for other companies in our industry and changes in our consolidated financial condition, results of operations or prospects. A liquid trading market in the Notes may not develop, which could decrease the amounts you would otherwise receive upon a sale or disposition of the Notes.

The Notes are the unsecured obligations of Texas Instruments Incorporated and not obligations of its subsidiaries and will be effectively subordinated to the claims of its subsidiaries’ creditors. Structural subordination increases the risk that Texas Instruments Incorporated will be unable to meet its obligations on the Notes when they mature.

The Notes are exclusively the obligations of Texas Instruments Incorporated and are not obligations of its subsidiaries. A substantial portion of Texas Instruments Incorporated operations are conducted through its subsidiaries. As a result, Texas Instruments Incorporated’s cash flow and ability to service its debt, including the Notes, depend upon the earnings of its subsidiaries and the distribution to it of earnings, loans or other payments by its subsidiaries.

Texas Instruments Incorporated’s subsidiaries are separate and distinct legal entities. Its subsidiaries will not guarantee the Notes and are under no obligation to pay any amounts due on the Notes or to provide Texas Instruments Incorporated with funds for its payment obligations, whether by dividends, distributions, loans or other payments. Payments to Texas Instruments Incorporated by its subsidiaries will also be contingent upon such subsidiaries’ earnings and business considerations and may be subject to legal and contractual restrictions. As of December 31, 2015, we had approximately $6.3 billion of total liabilities on a consolidated basis. Of this amount, subsidiaries of Texas Instruments Incorporated had approximately $1.0 billion of liabilities (including trade payables and excluding intercompany debt) to which the Notes will be effectively subordinated.

Texas Instruments Incorporated’s right to receive any assets of any of its subsidiaries upon their liquidation or reorganization, and therefore the right of the holders of the Notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including senior and subordinated debt holders and bank and trade creditors. The indenture governing the Notes does not limit the amount of additional indebtedness that Texas Instruments Incorporated’s subsidiaries may incur and permits these subsidiaries to incur secured debt without restriction. In addition, even if Texas Instruments Incorporated were a creditor of any of its subsidiaries, its rights as a creditor would be subordinate to any security interest in the assets of its subsidiaries and any indebtedness of its subsidiaries senior to that held by Texas Instruments Incorporated.

The Notes will be subject to the prior claims of any future secured creditors.

The Notes are unsecured obligations, ranking effectively junior to any secured indebtedness Texas Instruments Incorporated may incur in the future. The indenture governing the Notes does not limit the amount of additional debt that Texas Instruments Incorporated may incur and permits Texas Instruments Incorporated to incur secured debt under specified circumstances. If Texas Instruments Incorporated incurs secured indebtedness, its assets securing any such indebtedness will be subject to prior claims by its secured creditors. In the event of Texas Instruments Incorporated’s bankruptcy, insolvency, liquidation, reorganization, dissolution or other winding up, or upon any acceleration of the Notes, Texas Instruments Incorporated’s assets that secure other indebtedness will be available to pay obligations on the Notes only after all other such debt secured by those assets has been repaid in full. Any remaining assets will be available to you ratably with all of Texas Instruments Incorporated’s other unsecured and unsubordinated creditors, including trade creditors. If there are not sufficient assets remaining to pay all these creditors, then all or a portion of the Notes then outstanding would remain unpaid.

The indenture governing the Notes contains negative covenants. The limitation on liens and sale/leaseback covenants do not apply to Texas Instruments Incorporated’s subsidiaries and contain exceptions that would allow Texas Instruments Incorporated and its subsidiaries to grant liens or security interests with respect to their assets, rendering the holders of the Notes structurally or contractually subordinated to new lenders. The indenture governing the Notes does not contain any financial covenants.

The indenture governing the Notes contains negative covenants. The limitation on liens and limitation on sale/leaseback covenants apply to Texas Instruments Incorporated, but not to its subsidiaries. As a result, such subsidiaries will not be restricted under the indenture from granting liens or security interests with respect to all or any of their assets without having to provide similar liens or security to the holders of the Notes, or from entering into sale/leaseback transactions. Exceptions within the limitation on liens covenant would allow Texas Instruments Incorporated to borrow substantial additional amounts, and to grant liens or security interests in connection with those borrowings. The indenture governing the Notes does not contain any financial covenants.

Increased leverage may harm our financial condition and results of operations.

On an as adjusted basis after giving effect to this offering and the application of the net proceeds thereof, as more fully described in “Use of Proceeds” in this prospectus supplement, as of December 31, 2015, Texas Instruments Incorporated would have had approximately $3.6 billion of total long-term indebtedness (including the Notes), all of which would have been unsecured and unsubordinated.

Texas Instruments Incorporated and its subsidiaries may incur additional indebtedness in the future and the Notes do not restrict future incurrence of indebtedness. Any increase in its level of indebtedness will have several important effects on Texas Instruments Incorporated’s future operations, including, without limitation:

•	Texas Instruments Incorporated will have additional cash requirements in order to support the payment of interest on its outstanding indebtedness;

•	increases in its outstanding indebtedness and leverage will increase its vulnerability to adverse changes in general economic and industry conditions, as well as to competitive pressure; and

•	its ability to obtain additional financing for working capital, capital expenditures, general corporate and other purposes may be limited.

Texas Instruments Incorporated’s ability to make payments of principal and interest on its indebtedness depends upon its future performance, which will be subject to general economic conditions, industry cycles and financial, business and other factors affecting its consolidated operations, many of which are beyond its control.

If Texas Instruments Incorporated is unable to generate sufficient cash flow from operations in the future to service its debt, it may be required, among other things:

•	to seek additional financing in the debt or equity markets;

•	to refinance or restructure all or a portion of its indebtedness, including the Notes;

•	to sell selected assets;

•	to reduce or delay planned capital expenditures; or

•	to reduce or delay planned operating and investment expenditures.

Such measures might not be sufficient to enable Texas Instruments Incorporated to service its debt. In addition, any such financing, refinancing or sale of assets might not be available on economically favorable terms.

The terms of the Notes will not protect you in the event of highly leveraged transactions or a change of control.

The terms of the Notes will not afford you protection in the event of certain highly leveraged transactions or a change of control that may adversely affect you. As a result, Texas Instruments Incorporated could enter into any such transaction even though the transaction could increase the total amount of its outstanding indebtedness, adversely affect its capital structure or credit rating or otherwise adversely affect the holders of the Notes. If any such transaction were to occur, the value of your Notes could decline.

Credit ratings of the Notes may change and affect the market price and marketability of the Notes.

Credit ratings are limited in scope, and do not address all material risks relating to an investment in the Notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. There is no assurance that such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. It is also possible that such ratings may be lowered in connection with future events. Holders of Notes will have no recourse against Texas Instruments Incorporated or any other parties in the event of a change in or suspension or withdrawal of such ratings. Any lowering, suspension or withdrawal of such ratings may have an adverse effect on the market price or marketability of the Notes. In addition, any decline in the ratings of the Notes may make it more difficult for us to raise capital on acceptable terms.

USE OF PROCEEDS

We anticipate that we will receive net proceeds of approximately $495.8 million from this offering after underwriting discounts and other estimated expenses. We expect to use the net proceeds of this offering for repayment of a portion of the notes due May 16, 2016, bearing interest at a fixed rate of 2.375%. Initially we intend to invest the net proceeds of this offering in certificates of deposit, United States government securities and certain other interest-bearing securities. Certain of the underwriters and/or their affiliates may be holders of our notes due May 16, 2016 and, accordingly, may receive a portion of the net proceeds of this offering in connection with the repayment of those notes. See “Underwriting.”

CAPITALIZATION

The following table sets forth a summary of our consolidated cash, cash equivalents and short-term investments and our capitalization on an actual and as adjusted basis as of December 31, 2015. Our consolidated capitalization, as adjusted, gives effect to the issuance of the Notes offered by this prospectus supplement and the application of the estimated net proceeds as described in “Use of Proceeds” as if the offering had occurred on December 31, 2015. This table should be read in conjunction with our consolidated financial statements and the related notes incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of December 31, 2015
(Millions of dollars, except share and per-share amounts)	Historical	As Adjusted(1)
Cash, cash equivalents and short-term investments	$3,218	$3,215

Long-term debt:
Notes offered hereby	$—	$499
Other long-term debt(2)	3,120	3,120

Total long-term debt	3,120	3,619

Stockholders’ equity:
Preferred stock, $25 par value. Authorized—10,000,000 shares.
Participating cumulative preferred. None issued.	—	—
Common stock, $1 par value. Authorized—2,400,000,000 shares.
Shares issued—1,740,815,939	1,741	1,741
Paid-in capital	1,629	1,629
Retained earnings	31,176	31,176
Treasury common stock at cost (729,547,527 shares)	(24,068)	(24,068)
Accumulated other comprehensive income (loss)	(532)	(532)

Total stockholders’ equity	9,946	9,946

Total capitalization	$13,066	$13,565

(1)	The Notes offered hereby are shown at the amount of the public offering price, with all offering expenses (including underwriting discounts) shown as paid out of cash.
(2)	Consists of $4.1 billion of our existing outstanding notes less net unamortized discount and debt issuance costs, less $1.0 billion representing the current portion of long-term debt. The net proceeds of this offering will be used to repay a portion of the notes due May 16, 2016 bearing interest at a fixed rate of 2.375%, which are recorded as a current liability.

DESCRIPTION OF THE NOTES

The summary herein of certain provisions of the indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the indenture, which has been filed as an exhibit to the current report on Form 8-K filed by TI on May 23, 2011. The following description of the particular terms of the Notes supplements the description of the general terms and provisions of the debt securities set forth under “Description of Debt Securities” beginning on page 7 of the accompanying prospectus.

General

The Notes will mature on May 15, 2022. The Notes will be issued in book-entry form only, in denominations of $2,000 and multiples of $1,000 thereafter. Interest on the Notes will accrue from May 6, 2016 at the rate per annum shown on the cover of this prospectus supplement. The Notes will be payable semi-annually on May 15 and November 15, commencing on November 15, 2016 to the persons in whose names the Notes are registered at the close of business on the preceding May 1 or November 1, as the case may be. Interest on the Notes will be paid to but excluding the relevant interest payment date. Interest on the Notes will be calculated on the basis of a 360-day year comprised of twelve 30-day months.

The Notes will be issued under the indenture dated May 23, 2011 by and between Texas Instruments Incorporated and U.S. Bank National Association, as may be further supplemented from time to time. U.S. Bank National Association is the trustee for any and all securities issued under the indenture, as amended, including the Notes, and is referred to herein as the “trustee.” Texas Instruments Incorporated will be the sole obligor on the Notes.

The indenture does not limit the ability of Texas Instruments Incorporated or its subsidiaries to incur additional unsecured indebtedness. The Notes will be the unsecured and unsubordinated obligations of Texas Instruments Incorporated and will rank pari passu with its other unsecured and unsubordinated indebtedness from time to time outstanding. The Notes will be effectively subordinated to all indebtedness and liabilities (including trade payables and preferred stock obligations) of Texas Instruments Incorporated’s subsidiaries and will be effectively subordinated to its secured indebtedness, if any, and that of its subsidiaries, if any. As of December 31, 2015, Texas Instruments Incorporated had approximately $4.1 billion of outstanding indebtedness. As of December 31, 2015, we had approximately $6.3 billion of total liabilities on a consolidated basis. Of this amount, subsidiaries of Texas Instruments Incorporated had approximately $1.0 billion of liabilities (including trade payables and excluding intercompany debt) to which the Notes will be effectively subordinated.

On an as adjusted basis after giving effect to this offering and the application of the net proceeds thereof, as more fully described in “Use of Proceeds” in this prospectus supplement, as of December 31, 2015:

•	Texas Instruments Incorporated would have had approximately $3.6 billion of total long-term indebtedness (including the Notes), all of which would constitute senior and unsubordinated indebtedness;

•	we would have had approximately $6.3 billion of total liabilities on a consolidated basis;

•	Texas Instruments Incorporated would not have had any secured indebtedness to which the Notes would have been effectively subordinated; and

•

Texas Instruments Incorporated’s subsidiaries would have had approximately $1.0 billion of liabilities (including trade payables but excluding intercompany debt) to which the Notes would have been structurally subordinated.

Issuance of Additional Notes

Texas Instruments Incorporated may, without the consent of the holders, increase the principal amount of Notes by issuing additional Notes in the future on the same terms and conditions, except for any differences in the issue price and interest accrued prior to the issue date of the additional Notes. The additional Notes will have the same CUSIP number as the Notes; provided that any additional Notes that are not fungible with the Notes for U.S. federal income tax purposes will be issued under a separate CUSIP number.

Texas Instruments Incorporated also may, without the consent of the holders, issue other series of debt securities under the indenture in the future on terms and conditions different from the series of Notes offered hereby.

Optional Redemption

Prior to April 15, 2022 (the date that is one month prior to the maturity date of the Notes), the Notes will be redeemable, in whole or in part at any time, or from time to time, at Texas Instruments Incorporated’s option, at a “make-whole premium” redemption price calculated by Texas Instruments Incorporated equal to the greater of:

(i) 100% of the principal amount of the Notes to be redeemed; and

(ii) the sum of the present values of the principal amount of such Notes and the scheduled payments of interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) from the date of redemption to April 15, 2022 (the date that is one month prior to the maturity date of the Notes), in each case discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus 10 basis points;

plus, in each case, accrued interest thereon to the date of redemption.

At any time on or after April 15, 2022 (the date that is one month prior to the maturity date of the Notes), the Notes will be redeemable, in whole or in part at any time and from time to time, at Texas Instruments Incorporated’s option at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued interest thereon to the date of redemption.

Notwithstanding the foregoing, installments of interest on Notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date as set forth in the Notes and the indenture.

For purposes of the foregoing discussion of an Optional Redemption, the following definitions are applicable:

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of three Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Quotation Agent obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations, or (iii) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Quotation Agent” means the Reference Treasury Dealer appointed by Texas Instruments Incorporated.

“Reference Treasury Dealer” means (i) Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Mizuho Securities USA Inc. (or their respective affiliates that are Primary Treasury Dealers) and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), Texas Instruments Incorporated will substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by Texas Instruments Incorporated.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the Notes to be redeemed. Unless Texas Instruments Incorporated defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption. If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected by lot by The Depository Trust Company, in the case of Notes represented by a global note, or by the trustee by a method the trustee deems to be fair and appropriate, in the case of Notes that are not represented by a global note. No Notes of a principal amount of $2,000 or less will be redeemed in part. In addition, at any time we may repurchase Notes in the open market and may hold or surrender such Notes to the trustee for cancellation.

No Sinking Fund

The Notes will not be entitled to any sinking fund.

Events of Default

An event of default for the Notes is defined under the indenture as being:

•

Texas Instruments Incorporated’s default in the payment of principal on the Notes when due and payable whether at maturity, upon redemption, by declaration or otherwise, but, in the case of technical or administrative difficulties, only if that default continues for a period of two days;

•	Texas Instruments Incorporated’s default in the payment of interest on the Notes when due and payable, if that default continues for a period of 30 days;

•

Texas Instruments Incorporated’s default in the performance of or breach of any of its other covenants or agreements in the indenture applicable to the Notes, other than a covenant the default in performance or breach of which is specifically dealt with elsewhere in the indenture, and that default or breach continues for a period of 90 days after Texas Instruments Incorporated receives written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the Notes and any other series of debt securities affected thereby then outstanding;

•	a court having jurisdiction enters a decree or order for:

(1)	relief in respect of Texas Instruments Incorporated in an involuntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect,

(2)	appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official of Texas Instruments Incorporated or for all or substantially all of its property, or

(3)	the winding up or liquidation of Texas Instruments Incorporated’s affairs,

and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

•	Texas Instruments Incorporated:

(1)	commences a voluntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect,

(2)	consents to the entry of an order for relief in an involuntary case under any such law,

(3)	consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for all or substantially all of its property, or

(4)	effects any general assignment for the benefit of creditors.

The default by Texas Instruments Incorporated under any other debt, including any other series of debt securities under the indenture, is not a default with respect to the Notes.

If an event of default other than an event of default specified in the last two bullet points above occurs with respect to the Notes and is continuing under the indenture, then, and in each and every such case, either the trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding under the indenture by written notice to Texas Instruments Incorporated and to the trustee, if such notice is given by the holders, may, and the trustee at the request of such holders shall, declare the principal amount of and accrued interest, if any, on the Notes to be immediately due and payable.

If an event of default specified in the last two bullet points above occurs with respect to Texas Instruments Incorporated and is continuing, then the entire principal amount of the outstanding debt securities, including the Notes, will automatically become due immediately and payable without any declaration or other act on the part of the trustee or any holder.

Upon a declaration of acceleration, the principal amount of and accrued interest, if any, on such debt securities shall be immediately due and payable.

Upon certain conditions declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of the securities of the series affected by the default, each series voting as a separate class (or, of all the debt securities, as the case may be, voting as a single class). Furthermore, subject to various provisions in the indenture, the holders of at least a majority in aggregate principal amount of a series of debt securities by notice to the trustee, may waive an existing default or event of default with respect to such debt securities and its consequences, except a default in the payment of principal of or interest on such debt securities or in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of the holder of each such debt security. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such debt securities shall be deemed to have been cured, for every purpose of the indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto. For information as to the waiver of defaults, see “Description of Debt Securities—Modification and Waiver” in the accompanying prospectus.

The holders of at least a majority in aggregate principal amount of the Notes may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the Notes. However, the trustee may refuse to follow any direction that conflicts with law or the indenture, that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of all series of debt securities affected thereby and not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of debt securities. A holder may not pursue any remedy with respect to the indenture or the Notes unless:

•	the holder gives the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of the Notes make a written request to the trustee to pursue the remedy in respect of such event of default;

•	the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability, or expense;

•	the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

•	during such 60-day period, the holders of a majority in aggregate principal amount of the Notes do not give the trustee a direction that is inconsistent with the request.

These limitations, however, do not apply to the right of any holder of a debt security to receive payment of the principal of or interest, if any, on such debt security, or to bring suit for the enforcement of any such payment, on or after the due date for the debt securities, which right shall not be impaired or affected without the consent of the holder.

The indenture requires certain of Texas Instruments Incorporated’s officers to certify, on or before a fixed date in each year in which any security is outstanding, as to their knowledge of Texas Instruments Incorporated’s compliance with all conditions and covenants under the indenture.

Book-Entry; Delivery and Form; Global Note

The Notes sold in the United States will be issued in the form of one or more fully registered global notes without interest coupons which will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), New York, New York, and registered in the name of Cede & Co., as nominee of DTC, for the accounts of participants in DTC. Unless and until exchanged, in whole or in part, for Notes in definitive registered form, a global note may not be transferred except as a whole (i) by the depositary for such global note to a nominee of such depositary, (ii) by a nominee of such depositary to such depositary or another nominee of such depositary or (iii) by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

Ownership of beneficial interests in a registered global note will be limited to persons, called participants, that have accounts with the depositary (currently DTC) or persons that may hold interests through participants in DTC. Investors may hold their interests in a global note directly through Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream”), if they are participants in such systems, or indirectly through organizations that are participants in such systems. Euroclear and Clearstream will hold interests in a global note on behalf of their participants through their respective depositaries, which in turn will hold such interests in the global note in customers’ securities accounts in the depositaries’ names on the books of DTC.

Upon transfer of a definitive note, the definitive note will be exchanged for an interest in a global note, and the transferee will be required to hold its interest through a participant in DTC, Euroclear or Clearstream, as applicable.

Upon the issuance of a registered global note, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the Notes beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the Notes will designate the accounts to be credited. Ownership of beneficial interests in a registered global note will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants.

So long as the depositary, or its nominee, is the registered owner of a registered global note, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by the registered global note for all purposes under the indenture. Except as described below, owners of beneficial interests in a registered global note will not be entitled to have the Notes represented by the registered global note registered in their names, will not receive or be entitled to receive physical delivery of the Notes in definitive form and will not be considered the owners or holders of the Notes under the indenture. Accordingly, each person owning a beneficial interest in a registered global note must rely on the procedures of the depositary for that registered global note and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the indenture. The laws of some states may require that some purchasers of Notes take physical delivery of these Notes in definitive form. Such laws may impair the ability to transfer beneficial interests in a global note.

To facilitate subsequent transfers, all Notes deposited by participants with DTC will be registered in the name of DTC’s nominee, Cede & Co. The deposit of the Notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC will have no knowledge of the actual beneficial owners of the Notes. DTC’s records reflect only the identity of the direct participants to whose accounts such Notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Texas Instruments Incorporated will make payments due on the Notes to Cede & Co., as nominee of DTC, in immediately available funds. DTC’s practice upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global note, is to immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global note as shown on the records of the depositary. Payments by participants to owners of beneficial interests in a registered global note held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants. Payment to Cede & Co. is the responsibility of Texas Instruments Incorporated. Disbursement of such payments to direct participants is the responsibility of Cede & Co. Disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants. None of Texas Instruments Incorporated, the trustee or any other agent of ours or any agent of the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global note or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures. If a holder requires physical delivery of a definitive note for any reason, including to sell Notes to persons in jurisdictions that require such delivery of such Notes or to pledge such Notes, such holder must transfer its interest in the relevant global note in accordance with the normal procedures of DTC and the procedures set forth in the indenture.

Cross-market transfers between DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (Brussels time). Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

Because of the time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in the global note from a DTC participant will be credited during the securities settlement processing day (which must be a business day for Euroclear or Clearstream, as the case may be) immediately following the DTC settlement date, and such credit of any transaction’s interests in the global note settled during such processing day will be reported to the relevant Euroclear or Clearstream participant on such day. Cash received in Euroclear or Clearstream as a result of sales of interests in a global note by or through a Euroclear or Clearstream participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

Texas Instruments Incorporated expects that DTC will take any action permitted to be taken by a holder of Notes only at the direction of one or more participants to whose account the DTC interests in a global note are credited and only in respect of such portion of the aggregate principal amount of the Notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the Notes, DTC will exchange each global note for definitive notes, which it will distribute to its participants.

Although Texas Instruments Incorporated expects that DTC, Euroclear and Clearstream will agree to the foregoing procedures in order to facilitate transfers of interests in each global note among participants of DTC, Euroclear and Clearstream, DTC, Euroclear and Clearstream are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither Texas Instruments Incorporated nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

If the depositary for any of the Notes represented by a registered global note is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by Texas Instruments Incorporated within 90 days, Texas Instruments Incorporated will issue Notes in definitive form in exchange for the registered global note that had been held by the depositary. Any Notes issued in definitive form in exchange for a registered global note will be registered in the name or names that the depositary gives to the trustee or other relevant agent of or the trustee. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global note that had been held by the depositary. In addition, Texas Instruments Incorporated may at any time determine that the Notes shall no longer be represented by a global note and will issue Notes in definitive form in exchange for such global note pursuant to the procedure described above.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Euroclear and Clearstream hold securities for participating organizations. They also facilitate the clearance and settlement of securities transactions between their respective participants through electronic book-entry changes in the accounts of such participants. Euroclear and Clearstream provide various services to their participants, including the safekeeping, administration, clearance, settlement, lending and borrowing of internationally traded securities. Euroclear and Clearstream interface with domestic securities markets. Euroclear and Clearstream participants are financial institutions such as underwriters, securities brokers and dealers, banks, trust companies and certain other organizations. Indirect access to Euroclear or Clearstream is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Euroclear or Clearstream participant, either directly or indirectly.

The information in this section concerning DTC and DTC’s book-entry system, as well as information regarding Euroclear and Clearstream, has been obtained from sources that Texas Instruments Incorporated believes to be reliable, but Texas Instruments Incorporated takes no responsibility for its accuracy or completeness. Texas Instruments Incorporated assumes no responsibility for the performance by DTC, Euroclear, Clearstream or their respective participants of their respective obligations, including obligations that they have under the rules and procedures that govern their operations.

Notices

Notices to holders of the Notes will be made by first class mail, postage prepaid, to the addresses that appear on the security register of the Notes.

Concerning Our Relationship with the Trustee

We maintain ordinary banking relationships with the trustee and its affiliates and in the future may enter into additional such relationships. The trustee is a lender under our credit facility and an affiliate of the trustee is an underwriter of this offering.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following are the material U.S. federal income tax consequences of owning and disposing of Notes purchased in this offering at the “issue price,” which we assume will be the applicable public offering price indicated on the cover of this prospectus supplement, and held as capital assets for U.S. federal income tax purposes.

This discussion does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including alternative minimum tax consequences and differing tax consequences applicable to you if you are, for instance:

•	a financial institution;

•	an insurance company;

•	a regulated investment company;

•	a dealer or trader in securities;

•	a person holding Notes as part of a “straddle” or integrated transaction;

•	a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;

•	a partnership for U.S. federal income tax purposes; or

•	a tax-exempt entity.

If you are a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of each of your partners will generally depend on the status of the partner and your activities.

This summary is based on the Internal Revenue Code of 1986, as amended to the date hereof, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein. This summary does not discuss any aspect of state, local, or non-U.S. taxation, any federal taxes other than income taxes, or the potential application of the Medicare contribution tax. If you are considering the purchase of Notes, you should consult your tax adviser with regard to the application of the U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Tax Consequences to U.S. Holders

This section applies to you if you are a U.S. Holder. You are a U.S. Holder if for U.S. federal income tax purposes you are a beneficial owner of a Note and are:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•	an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

Payments of Interest

Stated interest on a Note will be taxable to you as ordinary interest income at the time it accrues or is received, in accordance with your method of accounting for U.S. federal income tax purposes.

Sale or Other Taxable Disposition of the Notes

Upon the sale or other taxable disposition of a Note, you will recognize taxable gain or loss equal to the difference between the amount realized on the sale or other taxable disposition and your adjusted tax basis in the Note. Your adjusted tax basis in a Note will equal the cost of your Note. For these purposes, the amount realized does not include any amount attributable to accrued but unpaid interest, which is treated as described under “Payments of Interest” above. Gain or loss realized on the sale or other taxable disposition of a Note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of sale or other taxable disposition the Note has been held for more than one year. Long-term capital gains recognized by non-corporate U.S. Holders are subject to reduced tax rates. The deductibility of capital losses is subject to limitations.

Backup Withholding and Information Reporting

Information returns are required to be filed with the Internal Revenue Service (“IRS”) in connection with payments on the Notes and the proceeds from a sale or other disposition of the Notes unless you are an exempt recipient. You may also be subject to backup withholding on these payments in respect of your Notes unless you provide your taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules or you provide proof of an applicable exemption. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Tax Consequences to Non-U.S. Holders

This section applies to you if are a Non-U.S. Holder. You are a Non-U.S. Holder if for U.S. federal income tax purposes you are a beneficial owner of a Note and are:

•	a nonresident alien individual;

•	a foreign corporation; or

•	a foreign estate or trust.

You are not a Non-U.S. Holder if you are a nonresident alien individual present in the United States for 183 days or more in the taxable year of disposition of a Note, or if you are a former citizen or former resident of the United States, in which case you should consult your tax adviser regarding the U.S. federal income tax consequences of owning and disposing of a Note.

Payments on the Notes

Subject to the discussion below under “—Backup Withholding and Information Reporting” and “FATCA Legislation,” payments of principal and interest on the Notes to you will not be subject to U.S. federal income or withholding tax, provided that, in the case of interest,

•	you do not own, actually or constructively, ten percent or more of the total combined voting power of all classes of our stock entitled to vote;

•	you are not a controlled foreign corporation related, directly or indirectly, to us through stock ownership;

•

you certify on a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form), under penalties of perjury, that you are not a United States person or you otherwise satisfy certification requirements applicable to Notes held through certain intermediaries; and

•	it is not effectively connected with your conduct of a trade or business in the United States as described below.

If you cannot satisfy any of the first three requirements described above and interest on the Notes is not subject to net income tax as described below under “Effectively Connected Income,” payments of interest on the Notes will generally be subject to withholding tax at a rate of 30%, subject to an applicable treaty providing otherwise.

Sale or Other Taxable Disposition of the Notes

Subject to the discussion below under “—Backup Withholding and Information Reporting” and “FATCA Legislation,” you generally will not be subject to U.S. federal income or withholding tax on gain realized on a sale, redemption or other taxable disposition of Notes, unless the gain is effectively connected with your conduct of a trade or business in the United States as described below, provided however that any amounts attributable to accrued interest will be treated as described above under “Payments on the Notes.”

Effectively Connected Income

If interest or gain on a Note is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained by you), you will generally be subject to net income tax on such amounts in the same manner as a U.S. Holder (see “Tax Consequences to U.S. Holders” above). In this case, you will be exempt from the withholding tax on interest discussed above, although you will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. You are urged to consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of Notes, including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate) if you are a corporation.

Backup Withholding and Information Reporting

Information returns are required to be filed with the IRS in connection with payments of interest on the Notes. Unless you comply with certification procedures to establish that you are not a United States person, information returns may also be filed with the IRS in connection with the proceeds from a sale or other disposition of a Note. You may be subject to backup withholding on payments on the Notes or on the proceeds from a sale or other disposition of the Notes unless you comply with certification procedures to establish that you are not a United States person or otherwise establish an exemption. Compliance with the certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is timely furnished to the IRS.

FATCA Legislation

Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of interest on the Notes and (for dispositions after December 31, 2018) of proceeds of sales or redemptions of the Notes to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in, or accounts with, those entities) have been satisfied, or an exemption applies. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). You should consult your tax adviser regarding the effects of FATCA on your investment in the Notes.

UNDERWRITING

Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Mizuho Securities USA Inc. are acting as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of the Notes set forth opposite the underwriter’s name.

Underwriter	Principal Amount of Notes
Barclays Capital Inc.	$95,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	95,000,000
Mizuho Securities USA Inc.	95,000,000
Citigroup Global Markets Inc.	35,000,000
J.P. Morgan Securities LLC	35,000,000
Mitsubishi UFJ Securities (USA), Inc.	35,000,000
Morgan Stanley & Co. LLC	35,000,000
The Williams Capital Group, L.P.	25,000,000
U.S. Bancorp Investments, Inc.	25,000,000
BNP Paribas Securities Corp.	12,500,000
HSBC Securities (USA) Inc.	12,500,000

Total	$500,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the Notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the Notes if they purchase any of the Notes.

Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any Notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed 0.250% per Note. Any such securities dealers may resell any Notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price not to exceed 0.125% per Note. If all the Notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.

The following table shows the underwriting discounts that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the Notes).

Paid by Texas Instruments Incorporated
Per Note	0.375%

We estimate that our total expenses for this offering will be approximately $3 million, including underwriting discounts.

In connection with the offering, the underwriters may purchase and sell the Notes in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions and stabilizing purchases.

•	Short sales involve secondary market sales by the underwriters of a greater number of the Notes than they are required to purchase in this offering.

•	Covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions.

•	Stabilizing transactions involve bids to purchase the Notes so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We expect to deliver the Notes against payment for the Notes on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the fifth business day following the date of the pricing of the Notes. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the Notes initially will settle in T+5, to specify alternative settlement arrangements to prevent a failed settlement.

Conflicts of Interest

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative instruments) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers. Such investment and securities activities may involve our securities and instruments. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. Affiliates of some of the underwriters are lenders, and in some cases agents or managers for the lenders, under our credit facility. In addition, an affiliate of one of the underwriters is the trustee for the Notes and our other debt securities outstanding under the indenture.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of the Notes described in this prospectus supplement may not be made to the public in that relevant member state other than:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representatives for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For purposes of this provision, the expression an “offer of securities to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU) and includes any relevant implementing measure in each relevant member state.

The sellers of the Notes have not authorized and do not authorize the making of any offer of Notes through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the Notes as contemplated in this prospectus supplement. Accordingly, no purchaser of the Notes, other than the underwriters, is authorized to make any further offer of the Notes on behalf of the sellers or the underwriters.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement and the accompanying prospectus are only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in Canada

This document constitutes an “exempt offering document” as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the Notes. No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this document or on the merits of the Notes and any representation to the contrary is an offence.

Canadian investors are advised that this document has been prepared in reliance on section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”). Pursuant to section 3A.3 of NI 33-105, this document is exempt from the requirement to provide investors with certain conflicts of interest disclosure pertaining to “connected issuer” and/or “related issuer” relationships as would otherwise be required pursuant to subsection 2.1(1) of NI 33-105.

Resale Restrictions

The offer and sale of the Notes in Canada is being made on a private placement basis only and is exempt from the requirement to prepare and file a prospectus under applicable Canadian securities laws. Any resale of Notes acquired by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the Notes outside of Canada.

Representations of Purchasers

Each Canadian investor who purchases the Notes will be deemed to have represented to the issuer and to each dealer from whom a purchase confirmation is received, as applicable, that the investor (i) is purchasing as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws, for investment only and not with a view to resale or redistribution; (ii) is an “accredited investor” as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions (“NI 45-106”) or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario); and (iii) is a “permitted client” as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Taxation and Eligibility for Investment

Any discussion of taxation and related matters contained in this document does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a Canadian investor when deciding to purchase the Notes and, in particular, does not address any Canadian tax considerations. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in the Notes or with respect to the eligibility of the Notes for investment by such investor under relevant Canadian federal and provincial legislation and regulations.

Rights of Action for Damages or Rescission

Securities legislation in certain of the Canadian jurisdictions provides certain purchasers of securities pursuant to an offering memorandum, including where the distribution involves an “eligible foreign security” as such term is defined in Ontario Securities Commission Rule 45-501 Ontario Prospectus and Registration Exemptions and in Multilateral Instrument 45-107 Listing Representation and Statutory Rights of Action Disclosure Exemptions, as applicable, with a remedy for damages or rescission, or both, in addition to any other rights they may have at law, where the offering memorandum, or other offering document that constitutes an offering memorandum, and any amendment thereto, contains a “misrepresentation” as defined under applicable Canadian securities laws. These remedies, or notice with respect to these remedies, must be exercised or delivered, as the case may be, by the purchaser within the time limits prescribed under, and are subject to limitations and defences under, applicable Canadian securities legislation. In addition, these remedies are in addition to and without derogation from any other right or remedy available at law to the investor.

Language of Documents

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the Notes described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

Notice to Prospective Investors in France

Neither this prospectus supplement nor any other offering material relating to the Notes described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The Notes have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the Notes has been or will be:

•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•	used in connection with any offer for subscription or sale of the Notes to the public in France.

Such offers, sales and distributions will be made in France only:

•

to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•

in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The Notes may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Hong Kong

The Notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The Notes offered in this prospectus supplement have not been registered under the Securities and Exchange Law of Japan. The Notes have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan, except (i) pursuant to an exemption from the registration requirements of the Securities and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except

•

to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA; or

•	where no consideration is or will be given for the transfer; or

•	where the transfer is by operation of law; or

•	as specified in Section 276(7) of the SFA; or

•	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

VALIDITY OF SECURITIES

The legality of the Notes offered hereby will be passed upon for us by Davis Polk & Wardwell LLP, Menlo Park, California. Certain legal matters will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015, and the effectiveness of our internal control over financial reporting as of December 31, 2015, as set forth in their reports, which are incorporated by reference herein. Our financial statements and our management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2015, are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement of which this prospectus forms a part and the exhibits and schedules thereto.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the Annual Report on Form 10-K for the year ended December 31, 2015, filed on February 24, 2016, and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus supplement.

Any statement contained in a previously filed document incorporated by reference into this prospectus supplement is deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

You may request a copy of these filings at no cost, by writing or telephoning us at: P.O. Box 660199, MS 8657, Dallas, Texas 75266-0199, Attention: Manager of Investor Relations, (214) 479-3773. Information about us, including our SEC filings, is also available at our website at www.ti.com. However, the information on or accessible through our website is not a part of this prospectus supplement or the accompanying prospectus.

PROSPECTUS

Texas Instruments Incorporated

The following are types of securities that may be offered and sold by Texas Instruments Incorporated or by selling security holders under this prospectus from time to time:

• Common stock	• Warrants

• Preferred stock	• Units

• Debt securities

The securities may be offered by us or by selling security holders in amounts, at prices and on terms determined at the time of the offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. You should read this prospectus and any prospectus supplement carefully before you invest.

We will describe in a prospectus supplement, which must accompany this prospectus, the securities we are offering and selling, as well as the specific terms of the securities. Those terms may include:

• Maturity	• Redemption terms	• Liquidation amount

• Interest rate	• Listing on a security exchange	• Subsidiary guarantees

• Currency of payments	• Amount payable at maturity	• Sinking fund terms

• Dividends	• Conversion or exchange rights

Our common stock is quoted on The NASDAQ Global Select Market under the ticker symbol TXN. On February 23, 2016, the reported last sale price on The NASDAQ Global Select Market for our common stock was $52.24.

Investing in these securities involves certain risks. See “Item 1A—Risk Factors” beginning on page 9 of our Annual Report on Form 10-K for the year ended December 31, 2015, which is incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 24, 2016

We are responsible for the information contained in or incorporated by reference into this prospectus and the applicable prospectus supplement and any free writing prospectus we prepare or authorize. We have not, and the underwriters have not, authorized anyone to provide you with different information, and we take no responsibility for any other information others may give you. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference into this prospectus or the applicable prospectus supplement is accurate as of any date other than its date. The terms “Texas Instruments,” “TI,” “we,” “us” and “our” refer to Texas Instruments Incorporated and its consolidated subsidiaries except where expressly indicated or the context otherwise requires.

i

THE COMPANY

We design and make semiconductors that we sell to electronics designers and manufacturers all over the world. We began operations in 1930. We are incorporated in Delaware, headquartered in Dallas, Texas, and have design, manufacturing or sales operations in more than 30 countries.

Our principal executive offices are located at 12500 TI Boulevard, Dallas, Texas 75243, and our telephone number is (214) 479-3773. We maintain a website at www.ti.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.

For a description of our business, financial condition, results of operations and other important information regarding us, see our filings with the Securities and Exchange Commission (the “SEC”) incorporated by reference into this prospectus. For instructions on how to find copies of these and our other filings incorporated by reference into this prospectus, see “Where You Can Find More Information.”

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we or selling security holders may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we or selling security holders may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement of which this prospectus forms a part and the exhibits and schedules thereto.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the Annual Report on Form 10-K for the year ended December 31, 2015, filed on February 24, 2016, and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) prior to the termination of the offering under this prospectus.

Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

You may request a copy of these filings at no cost, by writing or telephoning us at: 12500 TI Boulevard, P.O. Box 660199, Dallas, Texas 75266-0199, Attention: Manager of Investor Relations, (214) 479-3773. Information about us, including our SEC filings, is also available at our website at www.ti.com. However, the information on or accessible through our website is not a part of this prospectus or any prospectus supplement that we file.

NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and documents that are incorporated by reference into this prospectus include forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as we or our management “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Similarly, statements herein that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements.

We urge you to carefully consider the following important factors that could cause actual results to differ materially from the expectations of our company or our management:

•	Market demand for semiconductors, particularly in our end markets;

•	Our ability to compete in products and prices in an intensely competitive industry;

•	Losses or curtailments of purchases from key customers and the timing and amount of distributor and other customer inventory adjustments;

•	Customer demand that differs from forecasts and the financial impact of inadequate or excess company inventory that results from demand that differs from projections;

•	Our ability to maintain or improve profit margins, including our ability to utilize our manufacturing facilities at sufficient levels to cover our fixed operating costs, in an intensely competitive and cyclical industry;

•	Our ability to develop, manufacture and market innovative products in a rapidly changing technological environment;

•	Economic, social and political conditions in the countries in which we, our customers or our suppliers operate, including security risks, health conditions, possible disruptions in transportation, communications and information technology networks and fluctuations in foreign currency exchange rates;

•	Natural events such as health epidemics, severe weather and earthquakes in the locations in which we, our customers or our suppliers operate;

•	Breaches of our information technology systems or those of our customers or suppliers;

•	Availability and cost of raw materials, utilities, manufacturing equipment, third-party manufacturing services and manufacturing technology;

•	Timely implementation of new manufacturing technologies and installation of manufacturing equipment, and the ability to obtain needed third-party foundry and assembly/test subcontract services;

•	Our ability to maintain and enforce a strong intellectual property portfolio and obtain needed licenses from third parties, expiration of license agreements between us and our patent licensees, and market conditions reducing royalty payments to us;

•	Compliance with or changes in the complex laws, rules and regulations to which we are or may become subject, or actions of enforcement authorities, that restrict our ability to manufacture our products or operate our business, or subject us to fines, penalties, or other legal liability;

•	Product liability or warranty claims, claims based on epidemic or delivery failure, or other claims relating to our products, manufacturing, services, design or communications, or recalls by our customers for a product containing one of our parts;

•	Changes in the tax rate applicable to us as the result of changes in tax law, the jurisdictions in which profits are determined to be earned and taxed, adverse resolution of tax audits and the ability to realize deferred tax assets;

•	Financial difficulties of our distributors or their promotion of competing product lines to our detriment;

•	A loss suffered by one of our customers or distributors with respect to our consigned inventory;

•	Instability in the global credit and financial markets that affects our ability to fund our daily operations, invest in our business, make strategic acquisitions, repurchase outstanding shares of our common stock, or make principal and interest payments on our debt;

•	Increases in health care and pension benefit costs;

•	Our ability to recruit and retain skilled personnel;

•	Our ability to successfully integrate and realize opportunities for growth from acquisitions, and our ability to realize our expectations regarding the amount and timing of restructuring charges and associated cost savings; and

•	Impairments of our non-financial assets.

For a more detailed discussion of these factors, see our periodic filings with the SEC. The forward-looking statements included in this prospectus are made only as of the date hereof, and we undertake no obligation to update the forward-looking statements to reflect subsequent events or circumstances.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities for working capital and general corporate purposes including, but not limited to, funding our operations, purchasing capital equipment, funding potential acquisitions, repaying debt, paying dividends and repurchasing shares of our common stock. We may also invest the proceeds in certificates of deposit, United States government securities or certain other interest-bearing securities. If we decide to use the net proceeds from a particular offering of securities for a specific purpose, we will describe that in the related prospectus supplement.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated.

	Year Ended December 31,
	2015	2014	2013	2012	2011
Ratio of earnings to fixed charges	43.2x	37.2x	27.3x	20.6x	55.9x

Earnings consist of earnings from continuing operations, fixed charges, and other income or loss (including interest income, distributions from equity investments, and other miscellaneous non-operational items such as currency exchange gains or losses). Fixed charges consist of total interest on loans, interest attributable to rental and lease expense, and capitalized interest.

We have no preferred shares outstanding and have paid no preferred dividends to date; therefore, our ratios of earnings to combined fixed charges and preferred dividends are the same as our ratios of earnings to fixed charges.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is based upon our restated certificate of incorporation, as amended (“Restated Certificate of Incorporation”), our by-laws, as amended (“By-Laws”), and applicable provisions of law. We have summarized certain portions of the Restated Certificate of Incorporation and By-Laws below. The summary is not complete. The Restated Certificate of Incorporation and By-Laws are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. You should read the Restated Certificate of Incorporation and By-Laws for the provisions that are important to you.

Certain provisions of the Delaware General Corporation Law (“DGCL”), the Restated Certificate of Incorporation and By-Laws summarized in the following paragraphs may have an anti-takeover effect. This may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interests, including those attempts that might result in a premium over the market price for the shares held by such stockholder.

Authorized Capital Stock

The Restated Certificate of Incorporation authorizes us to issue 2,400,000,000 shares of common stock, $1.00 par value per share, and 10,000,000 shares of preferred stock, $25.00 par value per share.

Common Stock

As of January 31, 2016, there were 1,008,975,790 shares of common stock outstanding which were held of record by 15,458 stockholders. We are authorized to issue additional shares of common stock without further stockholder approval, except as may be required by applicable law or stock exchange regulations. The holders of shares of our common stock, subject to the preferential rights of the holders of any shares of our preferred stock, are entitled to dividends when and as declared by our board of directors. The holders of our common stock have one vote per share on all matters submitted to a vote of the stockholders, and the right to share pro rata in the net assets of TI in liquidation after payment of any amounts due to creditors and in respect of any preferred stock. Holders of shares of our common stock are not entitled as a matter of right to any preemptive or subscription rights and are not entitled to cumulative voting for directors. All outstanding shares of common stock are, and the shares of common stock issued upon any conversion or exchange of any debt securities or preferred stock providing for such conversion or exchange will be, fully paid and nonassessable. Our common stock is listed on The NASDAQ Global Select Market. The transfer agent and registrar for our common stock is Computershare Trust Company, N.A., 2 North LaSalle Street, Chicago, Illinois 60602.

Our By-Laws provide that the annual meeting of stockholders shall be held on the third Thursday in April each year or on such other date as may be fixed by the our board of directors and as stated in a written notice, which must be mailed or delivered to each stockholder at least 10 days prior to any stockholder meeting.

Preferred Stock

As of January 31, 2016, there were no shares of our preferred stock outstanding. We are authorized to issue up to 10,000,000 shares of preferred stock, in one or more series, with such designations and such relative voting, dividend, liquidation, conversion, and other rights, preferences and limitations as are stated in the Restated Certificate of Incorporation, or any certificate of designation establishing such series adopted by our board of directors. The 10,000,000 authorized but unissued shares of preferred stock may be issued pursuant to resolution of our board of directors without the vote of the holders of our capital stock. If preferred stock is offered pursuant to this prospectus, we will describe the restrictions, if any, on the repurchase or redemption of the preferred stock by us in a prospectus supplement.

Certain Provisions of Texas Instruments’ Certificate of Incorporation and By-Laws

Our Restated Certificate of Incorporation states that action may be taken by stockholders only at annual or special meetings of stockholders, and that stockholders may not act by written consent. The By-Laws vest the power to call special meetings of stockholders in our chairman of the board, our president, or a majority of our board of directors.

To be properly brought before an annual meeting of stockholders, any stockholder proposal or nomination for the board of directors must be delivered to or mailed and received at our principal executive offices not less than 90 days prior to the first anniversary of the previous year’s annual meeting; provided that in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 70 days, from such anniversary date, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of the meeting is first made.

Certain Anti-Takeover Effects of Delaware Law

We are subject to Section 203 of the DGCL (“Section 203”). In general, Section 203 prohibits a publicly held Delaware corporation from engaging in various “business combination” transactions with any interested stockholder for a period of three years following the date of the transactions in which the person became an interested stockholder, unless:

•	the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•	on or subsequent to such date the business combination is approved by the board and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

A “business combination” is defined to include mergers, asset sales, and other transactions resulting in financial benefit to a stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to our company and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

DESCRIPTION OF DEBT SECURITIES

Our debt securities, consisting of notes, debentures or other evidences of indebtedness, may be issued from time to time in one or more series pursuant to an indenture entered into between us and U.S. Bank National Association, as trustee. The terms of our debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939.

The following is only a summary of selected provisions of the indenture and the debt securities and therefore does not contain all information that may be important to you. This summary is qualified in its entirety by reference to the base indenture and any supplemental indenture thereto or officers’ certificate or board resolution related thereto. We urge you to read the indenture because the indenture, not this description, defines the rights of the holders of the debt securities. The indenture is included as an exhibit to the registration statement of which this prospectus is a part.

As used in this section of the prospectus and under the captions “Description of Capital Stock,” “Description of Warrants” and “Description of Units,” the terms “we,” “us” and “our” refer only to Texas Instruments Incorporated and not to any existing or future subsidiaries of Texas Instruments Incorporated.

General

The debt securities will constitute unsecured and unsubordinated obligations of ours and will rank pari passu with our other unsecured and unsubordinated obligations.

We conduct some of our operations through subsidiaries. Consequently, our ability to pay our obligations, including our obligation to pay principal or interest on the debt securities, to pay the debt securities at maturity or upon redemption or to buy the debt securities may depend upon our subsidiaries repaying investments and advances we have made to them, and upon our subsidiaries’ earnings and their distributing those earnings to us. The debt securities will be effectively subordinated to all obligations (including trade payables and preferred stock obligations) of our subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due on the debt securities or to make funds available to us to do so. Our subsidiaries’ ability to pay dividends or make other payments or advances to us will depend upon their operating results and will be subject to applicable laws and contractual restrictions. The indenture will not limit our subsidiaries’ ability to enter into other agreements that prohibit or restrict dividends or other payments or advances to us.

The debt securities will be our unsecured obligations. Our secured debt and other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations.

You should look in the prospectus supplement for any additional or different terms of the debt securities being offered, including the following terms:

•	the debt securities’ designation;

•	the aggregate principal amount of the debt securities;

•	the percentage of their principal amount (i.e., price) at which the debt securities will be issued;

•	the date or dates on which the debt securities will mature and the right, if any, to extend such date or dates;

•	the rate or rates, if any, per year, at which the debt securities will bear interest, or the method of determining such rate or rates;

•	the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any interest payment date;

•	the right, if any, to extend the interest payment periods and the duration of that extension;

•	the manner of paying principal and interest and the place or places where principal and interest will be payable;

•	provisions for a sinking fund purchase or other analogous fund, if any;

•	the period or periods, if any, within which, the price or prices at which, and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option or at your option;

•	the form of the debt securities;

•	any provisions for payment of additional amounts for taxes and any provision for redemption, if we must pay such additional amounts in respect of any debt security;

•	the terms and conditions, if any, upon which we may have to repay the debt securities early at your option;

•	the currency, currencies or currency units for which you may purchase the debt securities and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

•	the terms and conditions, if any, pursuant to which the debt securities may be exchanged for the cash value of other securities issued by us or by a third party;

•	the initial conversion or exchange price or rate and any adjustments thereto, the period or periods within which, and the other terms and conditions upon which conversion or exchange of the debt securities may be effected;

•	whether and upon what terms the debt securities may be defeased;

•	any events of default or covenants in addition to or in lieu of those set forth in the indenture;

•	provisions for electronic issuance of debt securities or for debt securities in uncertificated form; and

•	any other terms of the debt securities, including any terms which may be required by or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than the payment of interest accruing prior to the issue date of such further debt securities or except for the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.

You may present debt securities for exchange and you may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.

Debt securities will bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (original issue discount securities) may be sold at a discount below their stated principal amount. Special U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the applicable prospectus supplement.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain additional tax considerations will be set forth in the applicable prospectus supplement.

Certain Terms of the Debt Securities

Certain Covenants

Certain Definitions. The term “attributable debt” in respect of a sale and leaseback transaction means, at the time of determination, the lesser of (1) the fair market value of the assets subject to such transaction, as determined by our board of directors, and (2) the present value (discounted at the interest rate implicit in the lease or, if it is not practicable to determine such rate, then at our incremental borrowing rate determined in accordance with generally accepted accounting principles) of the obligation of the lessee for net rental payments during the remaining term of any lease.

The term “consolidated net tangible assets” means, at any date, the total assets appearing on our most recent consolidated balance sheet, prepared in accordance with generally accepted accounting principles, less all current liabilities as shown on such balance sheet, and intangible assets.

The term “funded debt” means all debt whether incurred, assumed or guaranteed, including purchase money indebtedness, maturing by its terms more than one year from the date of creation thereof or which is renewable or extendable at the sole option of the obligor in such manner that it may become payable more than one year from the date of creation thereof.

The term “intangible assets” means the value (net of applicable reserves), as shown on or reflected in our most recent consolidated balance sheet, of (i) all trade names, trademarks, licenses, patents, copyrights and goodwill; (ii) organizational and development costs; (iii) deferred charges (other than prepaid items such as insurance, taxes, interest, commissions, rents and similar items and tangible assets being amortized); and (iv) unamortized debt discount and expenses, less unamortized premium; but in no event shall the term “intangible assets” include computer programs and related products.

The term “net rental payments” under any lease for any period shall mean the sum of rental and other payments required to be paid by such lessee thereunder, not including, however, amounts payable by the lessee for maintenance and repairs, insurance, taxes, assessments and similar charges and for contingent rents (such as those based on sales).

The term “principal manufacturing property” means each of our manufacturing or processing plants or facilities located in the United States of America (other than territories and possessions of the United States) or Puerto Rico, except any such manufacturing or processing plant or facility that the board of directors by resolution determines not to be of material importance to the total business conducted by us and our consolidated subsidiaries, taken as a whole.

Restrictions on Liens. The indenture provides that, unless as may otherwise be indicated by resolution of our board of directors, officers’ certificate, or supplemental indenture, we will not issue or assume any debt for money borrowed (which, including guarantees of debt for borrowed money, we refer to as “debt”), if the debt is secured by a mortgage, pledge, lien or other encumbrance (which we refer to as a “mortgage”) upon any principal manufacturing property (whether such principal manufacturing property is now owned or subsequently acquired) without in any such case effectively providing that the debt securities (together with any other debt security ranking equally with the debt securities) shall be secured equally and ratably with the debt until such time as such debt is no longer secured by such mortgage. The foregoing restrictions shall not apply to:

•	mortgages existing as of the closing date of the offering of the relevant series of debt securities;

•	mortgages on property existing at the time of or within 120 days after acquisition of the property and certain purchase money mortgages;

•	mortgages on property of an entity existing at the time that entity is merged into or consolidated with us or substantially all the assets of which are acquired by us;

•	mortgages in favor of the United States or any political subdivision or any instrumentality thereof, or in favor of any other country or any political subdivision or instrumentality thereof, to secure certain payments pursuant to any contract or statute or to secure any indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to the mortgages;

•	mortgages for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for non-payment or which we are contesting in good faith by appropriate proceedings;

•	mortgages to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

•	mortgages imposed by law, such as carrier’s, warehousemen’s and mechanic’s liens and other similar liens, in each case for sums not yet overdue by more than 30 calendar days or being contested in good faith by appropriate proceedings, or other liens arising out of judgments or awards against us with respect to which we shall then be proceeding with an appeal or other proceedings for review and liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; and

•	any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any mortgage referred to in the bullet points above.

Restrictions on Sale and Leaseback Transactions. The indenture provides that, unless as may otherwise be indicated by resolution of our board of directors, officers’ certificate, or supplemental indenture, we will not enter into any lease longer than three years covering any principal manufacturing property that is sold to any person (other than any then-existing subsidiary) in connection with such lease unless the proceeds from such sale or transfer shall be at least equal to the fair value of such property as determined by resolution by our board of directors and either:

•	we would be entitled, pursuant to the “Restrictions on Liens” covenant described above, to incur debt secured by a mortgage on the principal manufacturing property involved in an amount at least equal to the attributable debt in respect of such principal manufacturing property without equally and ratably securing the debt securities, provided, that such attributable debt shall thereupon be deemed to be debt subject to the provisions of such restrictions on liens; or

•	within a period commencing twelve months prior to the consummation of the sale and leaseback transaction and ending twelve months after consummation of such transaction, we have expended or will expend for principal manufacturing property an amount equal to:

•	the proceeds of such sale and leaseback transaction and we elect to designate such amount as a credit against such transaction, or

•	a part of the proceeds of such sale and leaseback transaction and we elect to designate such amount as a credit against such transaction and treat an amount equal to the remainder of the proceeds as provided in the clause directly below; or

•	such attributable debt (less any amount elected under the clause directly above) is applied within 120 days after the transaction to the retirement of funded debt, or is considered to be attributable debt for purposes of the calculation of exempted debt and, after giving effect to the exempted debt, the exempted debt does not exceed 15% of consolidated net tangible assets.

Exempted Debt. The indenture provides that, notwithstanding the restrictions on mortgages and sale and leaseback transactions described above, we may, in addition to amounts permitted under such restrictions, create, extend, renew or replace debt secured by mortgages, or enter into sale and leaseback transactions, which would otherwise be subject to the foregoing restrictions, without equally and ratably securing the debt securities and without any obligation to make expenditures for principal manufacturing property or to retire any debt, provided, that after giving effect thereto, the aggregate additional outstanding amount of such debt secured by mortgage plus attributable debt resulting from such sale and leaseback transactions (“exempted debt”) does not exceed 15% of consolidated net tangible assets.

Consolidation, Merger and Sale or Conveyance. We may not consolidate with, merge with or into, or sell, or convey (including by way of lease) all or substantially all of our assets to any person or permit any person to merge with or into us unless:

•	we are the continuing person or the person formed by such consolidation or into which we are merged or that acquired or leased our property and assets shall be a corporation or entity organized under the laws of the United States of America or any state thereof (or, any entity not organized under such laws which agrees, in a form satisfactory to the trustee, to submit to the jurisdiction of the United States district court for the Southern District of New York, and to indemnify and hold harmless the holders of the debt securities against certain taxes and expenses) and shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, all of our obligations on all of the debt securities and under the indenture;

•	immediately after giving effect to such transaction, no default or event of default shall have occurred and be continuing; and

•	we deliver to the trustee an officers’ certificate and opinion of counsel, in each case stating that such consolidation, merger, or conveyance and such supplemental indenture complies with this provision and that all conditions precedent provided for in the indenture and the debt securities relating to such transaction have been complied with.

The restrictions in the bullets above shall not be applicable to:

•	the merger or consolidation of us with an affiliate of ours if our board of directors determines in good faith that the purpose of such transaction is principally to change our state of incorporation or convert our form of organization to another form; or

•	the merger of us with or into a single direct or indirect wholly owned subsidiary of ours pursuant to Section 251(g) (or any successor provision) of the General Corporation Law of the State of Delaware.

If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of our assets occurs in accordance with the indenture, the successor corporation will succeed to, and be substituted for us and may exercise every right and power under the indenture with the same effect as if such successor corporation had been named in our place in the indenture, and we will (except in the case of a lease) be discharged from all obligations and covenants under the indenture and the debt securities.

Events of Default

An event of default for any series of debt securities is defined under the indenture as being:

•	our default in the payment of principal on the debt securities of such series when due and payable whether at maturity, upon redemption, by declaration or otherwise, but, in the case of technical or administrative difficulties, only if that default continues for a period of two days;

•	our default in the payment of interest on any debt securities of such series when due and payable, if that default continues for a period of 30 days;

•	our default in the performance of or breach of any of our other covenants or agreements in the indenture applicable to debt securities of such series, other than a covenant breach of which is specifically dealt with elsewhere in the indenture, and that default or breach continues for a period of 90 days after we receive written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the debt securities of such series then outstanding;

•	any other event of default provided for in such series of debt securities;

•	a court having jurisdiction enters a decree or order for:

•	relief in respect of us in an involuntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect;

•	appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official of us or for all or substantially all of our property; or

•	the winding up or liquidation of our affairs

and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

•	we:

•	commence a voluntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect;

•	consent to the entry of an order for relief in an involuntary case under any such law;

•	consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official of us for all or substantially all of our property; or

•	effect any general assignment for the benefit of creditors.

The default by us under any other debt, including any other series of debt securities, is not a default under the indenture.

If an event of default other than an event of default specified in the last two bullet points above occurs with respect to a series of debt securities and is continuing under the indenture, then, and in each and every such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such series then outstanding under the indenture (each such series voting as a separate class) by written notice to us and to the trustee, if such notice is given by the holders, may, and the trustee at the request of such holders shall, declare the principal amount of and accrued interest, if any, on such debt securities to be immediately due and payable.

If an event of default specified in the last two bullet points above occurs with respect to us and is continuing, then the entire principal amount of the debt securities of all series then outstanding will automatically become due immediately and payable without any declaration or other act on the part of the trustee or any holder.

Upon a declaration of acceleration, the principal amount of and accrued interest, if any, on such debt securities shall be immediately due and payable. Unless otherwise specified in the prospectus supplement relating to a series of debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.

Upon certain conditions declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the securities of such series affected by the default, each series voting as a separate class (or, of all the debt securities, as the case may be, voting as a single class). Furthermore, subject to various provisions in the indenture, the holders of at least a majority in aggregate principal amount of a series of debt securities by notice to the trustee, may waive an existing default or event of default with respect to such debt securities and its consequences, except a default in the payment of principal of or interest on such debt securities or in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of the holders of each such debt securities. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such debt securities shall be deemed to have been cured, for every purpose of the indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto. For information as to the waiver of defaults, see “—Modification and Waiver.”

The holders of at least a majority in aggregate principal amount of a series of debt securities may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the indenture, that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such issue of debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such issue of debt securities. A holder may not pursue any remedy with respect to the indenture or any series of debt securities unless:

•	the holder gives the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of such series of debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;

•	the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability, or expense;

•	the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

•	during such 60-day period, the holders of a majority in aggregate principal amount of such series of debt securities do not give the trustee a direction that is inconsistent with the request.

These limitations, however, do not apply to the right of any holder of a debt security to receive payment of the principal of or interest, if any, on such debt security, or to bring suit for the enforcement of any such payment, on or after the due date for the debt securities, which right shall not be impaired or affected without the consent of the holder.

The indenture requires certain of our officers to certify, on or before a fixed date in each year in which any security is outstanding, as to their knowledge of our compliance with all conditions and covenants under the indenture.

Discharge and Defeasance

The indenture provides that, unless the terms of any series of debt securities provide otherwise, we may discharge our obligations with respect to an issue of debt securities and the indenture with respect to such series of debt securities if:

•	we pay or cause to be paid, as and when due and payable, the principal of and any interest on all securities of such series outstanding under the indenture, and we also pay all other sums payable by us under the indenture; or

•	all debt securities of such series previously authenticated and delivered have been delivered to the trustee for cancellation, and we have paid all sums payable by us under the indenture; or

•

the debt securities of such series mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the trustee for giving the notice of redemption, and we irrevocably deposit in trust with the trustee, as trust funds solely for the benefit of the holders of the debt securities of such series, for that purpose, the entire amount in cash or, in the case of any series of debt securities payments on which may only be made in U.S. dollars, U.S. government obligations, maturing as to principal and interest in such amounts and at such times as will insure the availability of cash sufficient to pay principal of and interest on the debt securities of such series to maturity or redemption, as the case may be, and to pay all other sums payable by us under the indenture.

With respect to the first and second bullet points, only our obligations to compensate and indemnify the trustee and our right to recover unclaimed money held by the trustee under the indenture shall survive. With respect to the third bullet point, certain additional rights and obligations under the indenture shall survive until such debt securities are no longer outstanding. Thereafter, only our obligations to compensate and indemnify the trustee and our right to recover unclaimed money held by the trustee shall survive.

Unless the terms of any series of debt securities provide otherwise, on the 121st day after the date of deposit of trust funds with the trustee, we will be deemed to have paid and will be discharged from any and all obligations in respect of the series of debt securities provided for in the funds, and the provisions of the indenture will no longer be in effect with respect to such debt securities (“legal defeasance”) except as to certain rights and obligations under the indenture; provided that the following conditions shall have been satisfied:

•	we have irrevocably deposited in trust with the trustee as trust funds solely for the benefit of the holders of the debt securities of such series, for payment of the principal of and interest on the debt securities of such series, cash in an amount or, in the case of any series of debt securities payments on which can only be made in U.S. dollars, U.S. government obligations (maturing as to principal and interest at such times and in such amounts as will insure the availability of cash) or a combination thereof sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee), after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the trustee, to pay and discharge the principal of and accrued interest on the debt securities of such series to maturity or earlier redemption, as the case may be, and any mandatory sinking fund payments on the day on which such payments are due and payable in accordance with the terms of the indenture and the debt securities of such series;

•	such deposit will not result in a breach or violation of, or constitute a default under, the indenture or any other agreement or instrument to which we are a party or by which we are bound;

•	we shall have delivered to the trustee an officers’ certificate and an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of our exercising our option under this provision of the indenture and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in the indenture relating to the contemplated defeasance of the debt securities of such series have been complied with, and the opinion of counsel shall also state that such deposit does not violate applicable law.

Subsequent to the legal defeasance above, after such debt securities are no longer outstanding, only our obligations to compensate and indemnify the trustee and our right to recover unclaimed money held by the trustee shall survive.

Modification and Waiver

We and the trustee may amend or supplement the indenture or the debt securities without the consent of any holder:

•	to convey, mortgage or pledge any assets as security for the securities of one or more series;

•	to evidence the succession of another corporation to us, and the assumption by such successor corporation of our covenants, agreements and obligations under the indenture;

•	to cure any ambiguity, defect, or inconsistency in the indenture or in any supplemental indenture or to conform the indenture or the debt securities to the description of debt securities of such series set forth in this prospectus or a prospectus supplement;

•	to comply with the provisions described under “—Certain Covenants—Consolidation, Merger and Sale or Conveyance”;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the indenture by more than one trustee;

•	to establish the form or forms or terms of the debt securities as permitted by the indenture;

•	to make any change that is necessary or desirable provided that such change shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default; or

•	to make any change to the debt securities of any series so long as no debt securities of such series are outstanding.

Other amendments and modifications of the indenture or the debt securities issued may be made, and our compliance with any provision of the indenture with respect to any series of debt securities may be waived, with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding debt securities of all series affected by the amendment or modification (voting as one class); provided, however, that each affected holder must consent to any modification, amendment or waiver that,

•	extends the stated maturity of the principal of, or the time of payment of any installment of interest on, any debt securities of such series;

•	reduces the principal amount of, or interest on, any debt securities of such series;

•	changes the place or currency of payment of principal of, or interest on, any debt securities of such series;

•	impairs the right of holders to institute suit for the enforcement of any payment of any debt securities of such series;

•	reduces the above-stated percentage of outstanding debt securities of such series the consent of whose holders is necessary to modify or amend or to waive certain provisions of or defaults under the indenture;

•	modifies any of the provisions of the preceding bullets, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each debt security of such series affected by the modification; or

•	waives a default in respect of a covenant or provision which cannot be modified or amended without the consent of each affected holder.

It shall not be necessary for the consent of the holders under this section to approve the particular form of any proposed amendment, supplement, or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement, or waiver under this section becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement, or waiver. We will mail supplemental indentures to holders upon request. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

No Personal Liability of Incorporators, Stockholders, Officers, Directors

The indenture provides that no recourse shall be had under or upon any obligation, covenant, or agreement of ours in the indenture or any supplemental indenture, or in any of the debt securities or because of any indebtedness represented thereby, against any incorporator, stockholder, officer or director of ours or of any successor person thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the debt securities, waives and releases all such liability.

Concerning the Trustee

The indenture provides that, except during the continuance of a default, the trustee will not be liable, except for the performance of such duties as are specifically set forth in the indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

The Trustee

We may have normal banking relationships with the trustee under the indenture in the ordinary course of business.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities.

FORMS OF SECURITIES

Each debt security, warrant, and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities. We may issue the registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Texas Instruments, the trustee, any warrant agent, unit agent or any other agent of Texas Instruments, agent of the trustee or agent of such warrant agent or unit agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We or selling security holders may sell the securities being offered hereby in the following manner or any manner specified in a prospectus supplement:

•	directly to purchasers;

•	through agents;

•	through underwriters; and

•	through dealers.

If any securities are sold pursuant to this prospectus by any persons other than us, we will, in a prospectus supplement, name the selling security holders, indicate the nature of any relationship such holders have had to us or any of our affiliates during the three years preceding such offering, state the amount of securities of the class owned by such security holder prior to the offering and the amount to be offered for the security holder’s account, and state the amount and (if one percent or more) the percentage of the class to be owned by such security holder after completion of the offering.

We or any selling security holder may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act of 1933, as amended (the “Securities Act”) and describe any commissions that we or any selling security holder must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we and, if applicable, any selling security holder will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

Remarketing firms, agents, underwriters and dealers may be entitled under agreements which they may enter into with us to indemnification by us and by any selling security holder against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Any underwriter, agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

VALIDITY OF SECURITIES

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Davis Polk & Wardwell LLP.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015, and the effectiveness of our internal control over financial reporting as of December 31, 2015, as set forth in their reports, which are incorporated by reference into this prospectus and elsewhere in the registration statement. Our financial statements and our management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2015, are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

$500,000,000 1.850% Notes due 2022

PROSPECTUS SUPPLEMENT

April 29, 2016

Joint Book-Running Managers

Barclays	BofA Merrill Lynch	Mizuho Securities

Citigroup	J.P. Morgan	Morgan Stanley	MUFG

Co-Managers

The Williams Capital Group, L.P.
US Bancorp
BNP PARIBAS
HSBC